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                                                                       EXHIBIT 9


                  FORM OF NONQUALIFIED STOCK OPTION AGREEMENT
                UNDER THE GLOBAL INDUSTRIAL TECHNOLOGIES, INC.
                         1992 STOCK COMPENSATION PLAN


     THIS AGREEMENT, made this 18th day of September, 1998 by and between Global Industrial Technologies, Inc., a Delaware corporation (the "Company"), and [Name] (the "Optionee").

                              W I T N E S S E T H:
                              -------------------


     WHEREAS, pursuant to the Global Industrial Technologies, Inc. 1992 Stock Compensation Plan (the "Plan"), the Company desires to afford the Optionee the opportunity to acquire, or enlarge, his/her ownership of the Company's common stock ("Common Stock"), so that he/she may have a direct proprietary interest in the Company's success;

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

     1.   GRANT OF OPTION.  Subject to the term and conditions set forth herein
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          and in the Plan, the terms of which are attached as Exhibit A, and to the agreement in writing of Optionee to cancel all other outstanding stock option granted to him or her by the Company, the Company hereby grants to the Optionee, during the period commencing on the date of this Agreement and ending on the close of business on the day of the tenth anniversary of the date hereof, September 18, 2008 (the "Termination Date"), the right and option (the "Option") to purchase from the Company, at a price of $6,9063 per share (the "Option Price"), an aggregate of __________________ shares of Common Stock (the "Option Shares").

     2.   LIMITATION ON EXERCISE OF OPTION.  Subject to the terms and conditions
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          set forth herein and the Plan, the Optionee may exercise 50% of the
          Option if the average closing price of the Common Stock for any twenty-one (21) consecutive trading day period during the term (the "Average Price") equals or exceeds $10.3595, and an additional 50% if the Average Price equals or exceeds $13.8126 provided, however, that in any event the Option shall be 100% exercisable after the fifth anniversary of the date hereof, September 18, 2003.

     3.   TERMINATION OF EMPLOYMENT.  Any Option held by the Optionee upon
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          termination of employment shall remain exercisable as follows:

          (a) If the Optionee's termination of employment is due to health, disability, or retirement on or after the attainment of age 65 (or such younger age as the Committee may determine in its sole discretion) all unvested Options shall automatically become vested and exercisable in full on the date of such termination of employment and shall be exercisable by the Optionee, any prior transferee of the Option or by the Optionee's designated beneficiary, or, if none, the person(s) to whom such Optionee's rights under the Option are transferred by will or the laws of descent and distribution
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               for 2 years following such termination of employment (but in no event beyond the term of the Option), and shall thereafter terminate;

          (b) If the Optionee's termination of employment is a Termination for Cause, the Option shall terminate immediately upon such termination of employment, regardless of whether the Option was then exercisable; and

          (c) If the Optionee's termination of employment is for any other reason, all unvested Options shall terminate on the date of termination and all Options (to the extent exercisable as of the date of termination) shall be exercisable for a period of 30 days following such termination of employment (but in no event beyond the term of the Option), and shall thereafter terminate. An Optionee's status as an employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave).

     4.   METHOD OF EXERCISING OPTION.
          ---------------------------

          (a)  Options, to the extent vested and exercisable in accordance with
               Section 2, may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by the payment in full of the Option Price. Such payment shall be made: (i) in cash, or (ii) by surrender to the Company at Fair Market Value shares of Common Stock owned by the holder of the Option, or (iii) by a combination of any such methods.

          (b) At the time of exercise, the Optionee shall pay to the Company such amount as the Company deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon by tendering to the Company a check in the amount of such withholding or, if allowed in the sole discretion of the Committee, by electing to have withheld upon exercise, shares of Common Stock having a Fair Market Value equal to the amount of such tax withholding.

     5.   ISSUANCE OF SHARES.  As promptly as practical after receipt of such
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          written notification of exercise and full payment of the Option Price and any required income tax withholding, the Company shall issue or transfer to the Optionee the number of Option Shares with respect to which Option have been so exercised (less shares withheld in satisfaction of tax withholding obligations, if any), and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee's name.

     6.   COMPANY; OPTIONEE.
          -----------------

          (a) The term "Company" as used in this Agreement with reference to employment shall include the Company and its Subsidiaries, as appropriate.

          (b) Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the

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               beneficiaries, the executors, the administrators, or the person or persons to whom the Option may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

     7.   NON-TRANSFERABILITY.  The Option is not transferable by the Optionee
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          otherwise than to a designated beneficiary upon death or by will or the laws of descent and distribution, and are exercisable during the Optionee's lifetime only by him/her; provided, however, the Optionee
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          may, subject to such terms and conditions specified by the Committee, transfer the Option to an Immediate Family Member (or to corporations, trusts, partnerships, or limited liability companies established exclusively for such family members); provided, further, that there is
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          no consideration for such transfer.  No assignment or transfer of the
          Option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except as otherwise provided by this Section 7 or upon death, by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Option shall terminate and become of no further effect. For purposes of the foregoing, Immediate Family Member shall mean, except as otherwise determined by the Committee, an Optionee's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings, in-laws and persons related by reason of legal adoption.

     8.   ACCELERATION OF VESTING.  Notwithstanding the foregoing, upon the
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          occurrence of:

          (a)  a Change in Control (as defined below); or

          (b) a tender offer or exchange offer is made by any "person" within the meaning of Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") for 30% or more of the Company Voting Securities (as defined below) other than such a tender offer or exchange offer that is made by the Company or any affiliate, the Option shall automatically become vested and immediately exercisable in full.

          For purposes of this Agreement, "Change in Control" means the occurrence of any one of the following events:

               (i) individuals who, on February 23, 1998, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to March 18, 1998, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially
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                     elected or nominated as a director of the Company as a
                     result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director.

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               (ii)  any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described
                                   --------  -------
                     in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:
                     (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) pursuant to any acquisition by Executive or any group of persons including Executive (or any entity controlled by Executive or any group of persons including Executive).

               (iii) the shareholders of the Company approve a merger,
                     consolidation, statutory share exchange, or similar form of corporate transaction involving the Company or any of its Subsidiaries, whether for such transaction or the issuance of securities in the transaction or otherwise (a "Business Combination"): (A) unless an Action is pending immediately after such approval or (B) unless immediately following such Business Combination: (X) 50% or more of the total voting power of (I) the corporation resulting from such Business Combination (the "Surviving Corporation"), or (II) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (Y) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (Z) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria

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                     specified in (X), (Y) and (Z) above shall be deemed to be a
                     "Non-Qualifying Transaction").

               (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets.

          For purposes of this Agreement, "Action" shall mean any action, proceeding, litigation or investigation by any governmental entity before any court or governmental entity seeking to prohibit or restrain a Business Combination, seeking to make consummation of a Business Combination illegal, or seeking to impose material limitations on the ownership or use of the Company's assets as a result of consummation of a Business Combination from the date the Company has received written notice thereof.

          Notwithstanding the foregoing; (I) a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that, if after such acquisition by the Company
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          such person becomes the beneficial owner of additional Company Voting
          Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur; and (II) a Change in Control of the Company under paragraph (iii) hereof shall be deemed to have occurred if, after shareholders have approved a Business Combination, an Action is instituted prior to the consummation of such Business Combination; in such event, all unexercised Options that became exercisable upon such shareholder approval shall cease to be exercisable until the date occurring on the earlier of (a) the time such Options would have become exercisable pursuant to Section 2 hereof, (b) the consummation of the Business Combination or (c) the dismissal of settlement of the Action.

     9.   RIGHTS AS SHAREHOLDER.  The Optionee or a transferee of the Option
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          shall have no rights as a shareholder with respect to any Option
          Shares until he/she shall have become the holder of record of such shares, and no adjustment shall be made for dividends or distributions or other rights in respect of such shares of Common Stock for which the record date is prior to the date upon which he shall become the holder of record thereof.

     10.  ADJUSTMENTS.  In the event of any change in the number of outstanding
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          shares of Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, or other change in the capital structure of the Company, there will be made an appropriate adjustment to the Option Price and the number of Option Shares then subject to any outstanding Options, all in a manner as shall be determined by the Committee.

     11.  COMPLIANCE WITH LAW.  Notwithstanding any of the provisions hereof,
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          the Optionee hereby agrees that he will not exercise the Option, and that the Company will not be obligated to issue or transfer any shares to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this

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          connection by the Committee shall be final, binding and conclusive.
          The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Option or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority.

     12.  NOTICE.  Every notice or other communication relating to this
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          Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other
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          address be so designated, all notices or communications by the
          Optionee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Optionee may be given to the Option personally or may be mailed to him at his address as recorded in the records of the Company.

     13.  NONQUALIFIED STOCK OPTION.  The Option granted hereunder is not
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          intended to be an incentive stock within the meaning of Section 422 of the Code.

     14.  BINDING EFFECT.  Subject to Section 7 hereof, this Agreement shall be
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          binding upon the heirs, executors, administrators and successors of the parties hereto.

     15.  GOVERNING LAW.  This Agreement shall be construed and interpreted in
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          accordance with the laws of the State of Delaware.

     16.  PLAN.  The terms and provisions of the Plan are incorporated herein by
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          reference, and the Optionee hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between discretionary terms and provisions of the Plan and the express provisions of this Agreement, this Agreement shall govern and control. In all other instances of conflicts or inconsistencies or omissions, the terms and provisions of the Plan shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              Global Industrial Technologies, Inc.


                              ____________________________________
                         By:  James B. Alleman
                              Vice President - Human Resources


                         By:  ____________________________________
                              [Name]
                              Optionee

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